Exhibit 99.1

Benefitfocus, Inc. 843-284-1052 ext. 6846 pr@benefitfocus.com

Investor Relations:

ICR for Benefitfocus, Inc.

Brian Denyeau

646-277-1251

brian.denyeau@icrinc.com

Benefitfocus Announces Third Quarter 2014 Financial Results

Total revenue of $34.2 million grew 30% year-over-year

Employer revenue of $14.9 million grew 52% year-over-year

Added 52 net new large employer customers, ended quarter with 540 large employer customers

Charleston, S.C. – November 6, 2014 – Benefitfocus, Inc. (NASDAQ: BNFT), a leading provider of cloud-based benefits software solutions, today announced its third quarter 2014 financial results.

“Benefitfocus reported strong third quarter results that exceeded guidance from both a revenue and profitability perspective,” said Shawn Jenkins, President and Chief Executive Officer of Benefitfocus. “We experienced strong customer interest across both segments as carriers and employers recognize they need a new approach to ensure they properly manage the rapid changes in the benefits administration market.”

Jenkins added, “We believe our continued market momentum is being driven by the generational shift of the enterprise to the cloud and customers are embracing the increased flexibility and enhanced consumer experience provided by our cloud-based benefits administration platform. At the same time, growing regulatory complexity and the continued rise in benefits expense are increasingly making the status quo unsustainable in the benefits administration industry. We believe Benefitfocus is well positioned to capitalize on these significant secular trends to drive growth across both business segments in this multi-billion dollar market opportunity.”

Third Quarter 2014 Financial Highlights

Revenue

•	Total revenue was $34.2 million, an increase of 30% compared to the third quarter of 2013.

•	Software revenue was $30.7 million, an increase of 25% compared to the third quarter of 2013.

•	Professional services revenue was $3.5 million, an increase of 96% compared to the third quarter of 2013.

•	Employer revenue was $14.9 million, an increase of 52% compared to the third quarter of 2013.

•	Insurance carrier revenue was $19.3 million, an increase of 17% compared to the third quarter of 2013.

Loss from Operations

•	GAAP operating loss was ($17.8) million, compared to an operating loss of ($6.4) million in the third quarter of 2013.

•	Non-GAAP operating loss was ($15.7) million, compared to a loss of ($6.0) million in the third quarter of 2013.

Net Loss

•	GAAP net loss was ($18.9) million, compared to ($6.8) million for the third quarter of 2013. GAAP net loss per share was ($0.74), based on 25.5 million basic and diluted weighted average common shares outstanding, compared to a GAAP net loss per share of ($1.08) for the third quarter of 2013, based on 6.3 million basic and diluted weighted average common shares outstanding.

•	Non-GAAP net loss was ($15.9) million, compared to ($6.0) million in the third quarter of 2013. Non-GAAP net loss per diluted share was ($0.62) based on 25.5 million basic and diluted weighted average common shares outstanding, compared to ($0.28) for the third quarter of 2013, based on 21.6 million basic and diluted pro-forma weighted average common shares outstanding. These non-GAAP earnings per share calculations assume our convertible preferred stock was converted to common stock for the full third quarter of 2013.

Adjusted EBITDA

•	Adjusted EBITDA was ($13.5) million, compared to ($4.0) million in the third quarter of 2013.

Balance Sheet and Cash Flow

•	Cash, cash equivalents and marketable securities at September 30, 2014 totaled $60.9 million, compared to $71.7 million at the end of the second quarter of 2014.

•	Cash flow from operations was ($5.5) million and free cash flow was ($9.7) million for the third quarter of 2014 after taking into consideration $4.2 million of capital expenditures and capitalized software. This compares to cash flow from operations of $3.4 million and free cash flow of $168,000 for the third quarter of 2013, after taking into consideration $3.2 million of capital expenditures and capitalized software.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables accompanying this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Third Quarter and Recent Business Highlights

•	Ended the quarter with 540 large employer customers, up from 379 at the end of the year ago period and 488 at the end of the second quarter of 2014, and 44 insurance carrier customers, up from 43 at the end of the second quarter of 2014.

•	Added new employer customer relationships with McDonald’s, Keuhne + Nagel, Logan’s Roadhouse, ICF Consulting, iQor, Inc., RHA Management, and Bauer Hockey, among others.

•	Blue Shield of California, an existing carrier customer with more than 3 million lives on their network, selected the Benefitfocus Marketplace offering for their new private exchange.

•	Announced the appointment of two independent directors to its Board of Directors. Mr. Douglas Dennerline, who currently serves as the Chief Executive Officer of Alfresco Software, Inc., was appointed to serve on the Benefitfocus Compensation Committee, and Mr. A. Lanham Napier, who formerly served as the Chief Executive Officer of Rackspace® (NYSE:RAX), was appointed to serve on the Compensation Committee and the Nominating and Corporate Governance Committee.

Business Outlook

Based on information available as of November 6, 2014, Benefitfocus is providing guidance for the fourth quarter and updating full year 2014 as indicated below.

Fourth Quarter 2014:

•	Total revenue is expected to be in the range of $38.1 million to $38.6 million.

•	Non-GAAP net loss is expected to be in the range of ($15.3) million to ($15.8) million, or ($0.60) to ($0.62) per share, based on 25.6 million basic and diluted weighted average common shares outstanding.

•	Adjusted EBITDA is expected to be in the range of ($12.3) million to ($12.8) million.

Full Year 2014:

•	Total revenue is expected to be in the range of $135.3 million to $135.8 million.

•	Non-GAAP net loss is expected to be in the range of ($58.3) million to ($58.8) million, or ($2.31) to ($2.33) per share, based on 25.2 million basic and diluted weighted average common shares outstanding.

•	Adjusted EBITDA is expected to be in the range of ($48.2) million to ($48.7) million.

Conference Call Details:

In conjunction with this announcement, Benefitfocus will host a conference call today, November 6, 2014 at 5:00 p.m. Eastern Time to discuss the company’s financial results. To access this call, dial (855) 233-6991 (domestic) or (317) 586-4497 (international) with conference ID 18377471. A live webcast, as well as the replay, of the conference call will be available on the Investor Relations page of the company’s website at http://investor.benefitfocus.com/. A replay of this conference call can also be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) until December 6, 2014.

About Benefitfocus

Benefitfocus, Inc. (NASDAQ: BNFT) is a leading provider of cloud-based benefits software solutions for consumers, employers, insurance carriers and brokers. Benefitfocus has served more than 23 million consumers on its platform that consists of an integrated portfolio of products and services enabling clients to more efficiently shop, enroll, manage and exchange benefits information. With a user-friendly interface and consumer-centric design, the Benefitfocus Platform provides one place for consumers to access all their benefits. Benefitfocus solutions support the administration of all types of benefits including core medical, dental and other voluntary benefits plans as well as wellness programs. For more information, visit www.benefitfocus.com.

Non-GAAP Financial Measures

The company uses non-GAAP financial measures in this release and its conference call, including non-GAAP operating loss, net loss, net loss per share, adjusted gross profit, adjusted EBITDA and free cash flow. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow, that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.

Non-GAAP operating loss, net loss and net loss per share exclude stock-based compensation expenses, amortization of acquisition-related intangible assets, offering costs expensed and interest associated with building lease financing obligations. Adjusted gross profit excludes stock-based compensation, amortization of acquisition-related intangible assets, amortization of software development costs, and depreciation. We define adjusted EBITDA as net loss before net interest, taxes, and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense and expense related to the impairment of goodwill and intangible assets. We define free cash flow as cash flow from operations less capital expenditures and capitalized software. Please note that other companies might define their non-GAAP financial measures differently than we do.

Management presents these non-GAAP financial measures in this release because it considers them to be important supplemental measures of performance. Management uses these non-GAAP financial measures for planning purposes, including analysis of the company’s performance against prior periods, the preparation of operating budgets and determination of appropriate levels of operating and capital investments. Management believes that these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company’s financial and operational performance. Management also intends to provide these non-GAAP financial measures as part of the company’s future earnings discussions and, therefore, the inclusion of the non-GAAP financial measures should provide consistency in the company’s financial reporting.

Non-GAAP financial measures have limitations as an analytical tool. Investors are encouraged to review the reconciliation of the non-GAAP measures to their most directly comparable GAAP measures provided in this release, including in the accompanying tables.

Forward-Looking Disclaimer

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: fluctuations in our financial results; the immature and volatile market for our products and services; the need to innovate and provide useful products and services; risks related to changing healthcare and other applicable regulations; our ability to maintain our culture and recruit and retain qualified personnel; our ability to compete effectively; privacy, security and other risks associated with our business; general economic risks; and the other risk factors set forth from time to time in our SEC filings, copies of which are available free of charge within the Investor Relations section of the Benefitfocus website at http://investor.benefitfocus.com/sec.cfm or upon request from our Investor Relations Department. Benefitfocus assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Source: Benefitfocus, Inc.

Benefitfocus, Inc.

Unaudited Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenue	$34,200	$26,317	$97,233	$74,496
Cost of revenue (1)(2)	23,355	16,171	63,618	42,938

Gross profit	10,845	10,146	33,615	31,558
Operating expenses:(1)(2)
Sales and marketing	12,105	7,354	37,159	27,096
Research and development	11,469	6,527	30,619	16,824
General and administrative	5,033	2,623	12,834	8,184
Change in fair value of contingent consideration	—	—	—	(43)

Total operating expenses	28,607	16,504	80,612	52,061

Loss from operations	(17,762)	(6,358)	(46,997)	(20,503)
Other income (expense):
Interest income	14	8	64	31
Interest expense	(1,141)	(554)	(2,526)	(1,597)
Other (expense) income	(8)	9	(11)	(29)

Total other expense, net	(1,135)	(537)	(2,473)	(1,595)

Loss before income taxes	(18,897)	(6,895)	(49,470)	(22,098)
Income tax (benefit) expense	(9)	(59)	20	(19)

Net loss	$(18,888)	$(6,836)	$(49,490)	$(22,079)

Comprehensive loss	$(18,888)	$(6,836)	$(49,490)	$(22,079)

Net loss per common share:
Basic and diluted	$(0.74)	$(1.08)	$(1.97)	$(4.15)

Weighted-average common shares outstanding:
Basic and diluted	25,503,194	6,320,731	25,085,072	5,315,008

(1) Stock-based compensation included in above line items:
Cost of revenue	$327	$57	$619	$188
Sales and marketing	341	29	876	93
Research and development	436	56	951	189
General and administrative	549	142	1,098	351

(2) Amortization of acquired intangible assets included in above line items:
Cost of revenue	$58	$60	$175	$187
Sales and marketing	7	6	20	22
Research and development	9	11	28	31
General and administrative	2	3	6	7

Benefitfocus, Inc.

Unaudited Consolidated Balance Sheets

(in thousands, except share and per share data)

	As of September 30, 2014	As of December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$53,776	$65,645
Marketable securities	7,131	13,168
Accounts receivable, net	17,962	23,668
Prepaid expenses and other current assets	4,691	4,322

Total current assets	83,560	106,803
Property and equipment, net	43,546	27,444
Intangible assets, net	1,027	1,256
Goodwill	1,634	1,634
Other non-current assets	1,928	2,474

Total assets	$131,695	$139,611

Liabilities and stockholders’ (deficit) equity
Current liabilities:
Accounts payable	$3,236	$4,354
Accrued expenses	5,784	3,911
Accrued compensation and benefits	18,265	14,183
Deferred revenue, current portion	18,076	15,158
Financing and capital lease obligations, current portion	4,010	4,288

Total current liabilities	49,371	41,894

Deferred revenue, net of current portion	73,326	65,063
Revolving line of credit	12,757	5,757
Financing and capital lease obligations, net of current portion	25,210	14,263
Other non-current liabilities	2,189	1,202

Total liabilities	162,853	128,179

Commitments and contingencies

Stockholders’ (deficit) equity:
Preferred stock, par value $0.001, 5,000,000 shares authorized, no shares issued and outstanding at September 30, 2014 and December 31, 2013	—	—
Common stock, par value $0.001, 50,000,000 shares authorized, 25,552,595 and 24,495,651 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	26	24
Additional paid-in capital	221,385	214,487
Accumulated deficit	(252,569)	(203,079)

Total stockholders’ (deficit) equity	(31,158)	11,432

Total liabilities and stockholders’ (deficit) equity	$131,695	$139,611

Benefitfocus, Inc.

Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended September 30,
	2014	2013
Cash flows from operating activities
Net loss	$(49,490)	$(22,079)
Adjustments to reconcile net loss to net cash and cash equivalents (used in) provided by operating activities:
Depreciation and amortization	7,600	5,926
Stock-based compensation expense	3,544	821
Change in fair value and accretion of warrant	669	669
Interest accrual on financing obligation	2,050	1,325
Change in fair value of contingent consideration	—	(18)
Provision for doubtful accounts	5	55
Loss on disposal or impairment of property and equipment	15	20
Changes in operating assets and liabilities:
Accounts receivable, net	5,701	(7,860)
Accrued interest on short-term investments	166	—
Prepaid expenses and other current assets	234	(1,012)
Other non-current assets	546	—
Accounts payable	(1,323)	3,871
Accrued expenses	1,353	766
Accrued compensation and benefits	4,082	6,076
Deferred revenue	11,181	14,838
Other non-current liabilities	987	234

Net cash and cash equivalents (used in) provided by operating activities	(12,680)	3,632

Cash flows from investing activities
Purchases of short-term investments held to maturity	(12,959)	—
Proceeds from maturity of short-term investments held to maturity	18,830	—
Purchases of property and equipment	(7,985)	(6,695)
Proceeds from sale of property and equipment	—	9

Net cash and cash equivalents used in investing activities	(2,114)	(6,686)

Cash flows from financing activities
Proceeds from initial public offering, net of issuance costs	—	70,064
Draws on revolving line of credit	7,000	10,757
Payments on revolving line of credit	—	(5,000)
Proceeds from notes payable borrowing	—	1,465
Repayment of notes payable	—	(7,447)
Proceeds from exercises of stock options	2,706	572
Proceeds from issuance of common stock (excluding IPO)	—	68
Remittance of taxes upon vesting of restricted stock units	(19)	—
Payments on financing and capital lease obligations	(6,762)	(2,456)

Net cash and cash equivalents provided by financing activities	2,925	68,023

Net (decrease) increase in cash and cash equivalents	(11,869)	64,969
Cash and cash equivalents, beginning of period	65,645	19,703

Cash and cash equivalents, end of period	$53,776	$84,672

Supplemental disclosure of non-cash investing and financing activities
Property and equipment acquisitions in accounts payable and accrued expenses	$726	$—

Property and equipment acquired with financing and capital lease obligations	$14,777	$1,138

Post contract support acquired with financing obligations	$604	$—

Benefitfocus, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(unaudited, dollars in thousands except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Reconciliation from Gross Profit to Adjusted Gross Profit:
Gross profit	$10,845	$10,146	$33,615	$31,558
Depreciation	1,318	1,051	4,051	3,071
Amortization of software development costs	751	662	2,214	1,904
Amortization of acquired intangible assets	58	60	175	187
Stock-based compensation expense	327	57	619	188

Adjusted gross profit	$13,299	$11,976	$40,674	$36,908

Reconciliation from Operating Loss to Non-GAAP Operating Loss:
Operating loss	$(17,762)	$(6,358)	$(46,997)	$(20,503)
Amortization of acquired intangible assets	76	80	229	247
Stock-based compensation expense	1,653	284	3,544	821
Offering costs expensed	284	—	708	—

Total net adjustments	2,013	364	$4,481	$1,068

Non-GAAP operating loss	$(15,749)	$(5,994)	$(42,516)	$(19,435)

Reconciliation from Net Loss to Adjusted EBITDA:
Net loss	$(18,888)	$(6,836)	$(49,490)	$(22,079)
Depreciation	1,773	1,300	5,157	3,775
Amortization of software development costs	751	662	2,214	1,904
Amortization of acquired intangible assets	76	80	229	247
Interest income	(14)	(8)	(64)	(31)
Interest expense on building lease financing obligations	943	440	2,050	1,325
Interest expense on other borrowings	198	114	476	272
Income tax (benefit) expense	(9)	(59)	20	(19)
Stock-based compensation expense	1,653	284	3,544	821

Total net adjustments	5,371	2,813	$13,626	$8,294

Adjusted EBITDA	$(13,517)	$(4,023)	$(35,864)	$(13,785)

Reconciliation from Net Loss to Non-GAAP Net Loss:
Net loss	$(18,888)	$(6,836)	$(49,490)	$(22,079)
Amortization of acquired intangible assets	76	80	229	247
Stock-based compensation expense	1,653	284	3,544	821
Interest expense on building lease financing obligations	943	441	2,050	1,326
Offering costs expensed	284	—	708	—

Total net adjustments	2,956	805	6,531	2,394

Non-GAAP net loss	$(15,932)	$(6,031)	(42,959)	(19,685)

Calculation of Non-GAAP Earnings Per Share:
Non-GAAP net loss	$(15,932)	$(6,031)	$(42,959)	$(19,685)
Weighted average shares outstanding - basic and diluted	25,503,194	6,320,731	25,085,072	5,315,008
Additional weighted average shares giving effect to conversion of convertible preferred stock at the beginning of the period	—	15,241,664	—	16,073,864

Shares used in computing non-GAAP net loss per share - basic and diluted	25,503,194	21,562,395	25,085,072	21,388,872

Non-GAAP net loss per common share - basic and diluted	$(0.62)	$(0.28)	$(1.71)	$(0.92)